UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 24, 2010

EXLSERVICE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33089 (Commission File Number)	82-0572194 (I.R.S. Employer Identification No.)

280 Park Avenue New York, New York 10017 (Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 277-7100

NOT APPLICABLE
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On June 24, 2010, ExlService Holdings, Inc. (the “Company”) held its annual meeting of stockholders.  The matters voted upon were: (1) the election of three Class I members of the board of directors of the Company and (2) the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2010.

Each of the three nominees for election to the board of directors was duly elected to serve as a director until the annual meeting of stockholders in 2013 or until his successor is duly elected and qualified in accordance with the by-laws of the Company. The results of the voting were as follows:

Nominees	For	Withheld	Broker Non-Votes
Edward V. Dardani	25,664,887	972,179	794,246
Rohit Kapoor	26,234,290	402,776	794,246
Kiran Karnik	21,246,741	5,390,325	794,246

The proposal to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2010 was approved. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
27,339,693	91,519	100	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

EXLSERVICE HOLDINGS, INC. (Registrant)

Date: June 30, 2010	By:	/s/ Amit Shashank
Name: Amit Shashank
Title: Vice President, General Counsel and Corporate Secretary